Exhibit (c) (5)

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

PRESENTATION TO THE DENALI BOARD OF DIRECTORS

February 4, 2013

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information has been filed separately with the Securities and Exchange Commission (the "SEC").

STRICTLY PRIVATE AND CONFIDENTIAL

J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

PRESENTATION TO THE DENALI BOARD OF DIRECTORS

DENALI J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Agenda

Page

Situation overview 1

Transaction overview and valuation analysis 14

Appendix 21

PRESENTATION TO THE DENALI BOARD OF DIRECTORS

DENALI 1 J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Denali’s stock price performance

Stock price performance since formation of Special Committee on 8/20/12

Illustrative trading metrics

CY13E Consensus

Since SC formation (8/20/12)

Since pre-GS report (11/30/12)

1-year

3-year

Cash adj.

EV/EBITDA

EV/EBITDA1

P / E

Denali 8.5% 41.4% (22.6%) 2.5% 4.4x 5.4x 8.2x

Denali (unaffected)2 (13.4%) 12.9% (31.7%) (27.8%) 3.3x 4.3x 6.6x hp (18.1%) 26.7% (42.2%) (66.1%) 3.7x 4.0x 4.9x

Lenovo 21.9% 12.8% 32.7% 52.8% 6.9x 6.9x 15.5x

Asus 20.9% 4.3% 36.9% 62.3% 6.0x 6.0x 11.0x

Acer (2.6%) (0.1%) (40.3%) (68.7%) 7.8x 7.8x 25.0x

Csc 29.5% 12.2% 56.6% (19.5%) 4.1x 4.3x 15.9x

Tech data3 (0.9%) 17.0% (1.2%) 24.5% 5.0x 5.3x 9.1x

xerox 8.1% 17.8% 3.0% (12.2%) 5.5x 5.5x 7.2x

$18.00 $16.00 $14.00 $12.00 $10.00 $8.00 $6.00

8/21/12 Q2 FY13 results: Revenue missed expectations ($14.5bn vs. $14.6bn) by (1%) and was down (8%) YoY. EPS beat concensus ($050 vs. $0.45) by 11% and was down (7%) YoY

9/14/12 Initial SC meeting

9/23/12 SC meeting with Board to review forecast benchmarking

10/18/12 Follow up SC meeting on process and strategic alternatives

11/15/12 Q3 FY13 results: Revenue missed expectations ($13.7bn vs. $13.9bn) by (1%) and was down(11%) YoY. EPS missed consensus ($0.39 vs. $0.40) by (3%) and was down (28%) YoY

12/22/12 SC meeting to review process

1/15/13 SC meeting to review valuation and strategic alternatives

9/21/12 Follow up SC meeting with Board

1/3/13 UBS raises price target from $9.75 to $10.50

1/18/13 Follow up SC meeting with Board

8/20/12 Formation of Special Committee (“SC”)

10/27/12 SC meeting to review initial indications

12/3/12 Goldman Sachs (“GS”) upgrades Denali from “Sell” to “Buy”

12/6/12 SC meeting to review revised Salamander indication and strategic alternatives

1/14/13 Stock price closes at $12.29, up 13% from $10.88 after LBO rumor is published

10/9/12 SC meeting on process and strategic alternatives

8/20/12 9/16/12 10/14/12 11/10/12 12/8/12 1/4/13 2/1/13

Source: Company press releases, FactSet; market data as of 2/1/13

Note: SC meetings represent meetings where J.P. Morgan was present; Earnings results show performance relative to Street consensus (actual vs. consensus)

1 Enterprise value adjusted for repatriation of foreign cash, assuming a friction cost of 35%; 2 Unaffected price of $10.88 as of 1/11/13

3 Tech Data not pro-forma for acquisition of select distribution companies from SDG

SITUATION OVERVIEW

DENALI 2 J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Industry outlook on the PC market

Change in industry and analyst forecasts for PC and tablet shipments

PC shipment growth[1] | Tablet shipment growth[2]


Prior
Revised
Gartner
'12–'15E
IDC
Analyze the Future
'12–'15E
J.P.Morgan
'11–'13E
Morgan Stanley
'11–'13E
BARCLAYS
'12–'15E
7.4%
3.5%
7.0%
4.1%
2.3%
(2.8)%
1.1%
(4.7)%
(1.0%)
(4.1)%
Prior
Revised
32.3%
36.3%
25.8%
27.2%
53.7%
62.6%
35.6%
74.4%
21.4%
33.8%

Change in CY13E[3] Street consensus estimates – Today[4] vs. September 2012

Company	% △ in revenue	% △ in EPS	△ in market share %[5]
Denali	(3.2%)	(7.3%)	(0.1%)
hp	(6.4%)	(20.6%)	0.9%
acer	(13.2%)	(38.3%)	(1.6%)
ASUS	3.7%	4.1%	0.0%
lenovo	(0.4%)	0.0%	0.1%

Source: Gartner, IDC, J.P. Morgan, Morgan Stanley, Barclays, Wall Street research
[1] Prior / Revised estimates: Gartner (Sep / Dec '12), IDC (Sep / Dec '12), J.P. Morgan (Sep / Dec '12), Morgan Stanley (May / Sep '12), Barclays (Aug / Nov '12)
[2] Prior / Revised estimates: Gartner (Sep / Dec '12), IDC (Sep / Dec '12), J.P. Morgan (Sep / Dec '12), Morgan Stanley (Apr / Sep '12), Barclays (Aug / Nov '12)
[3] CY13E represents Denali's FY14E (FYE January), HP's FY13E (FYE October), Lenovo's FY14E (FYE March)
[4] Today represents 2/1/13
[5] Represents IDC estimates on change in market share %, based on comparison of Q4 CY12 vs. Q3 CY12

SITUATION OVERVIEW
DENALI 3 J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Expectations for Denali FY14 performance

Consensus estimates – FY14E revenue ($ in billions)

2/21/12: FQ1’13 guidance in line with historical sequential decline of 4%1

5/22/12: FQ2’13 guidance in line with historical sequential increase of 2% to 4%

8/21/12: FQ3’13 guidance of 2% to 5% sequential decline

11/15/12: FQ4’13 guidance of 2% to 5% sequential increase

7/12/12: Board approved management plan

9/21/12: Revised Board reviewed management plan (not Board approved)

12/19/12: FY14 internal plan (not Board approved)

$64.0 $63.7 $63.5 $63.5 $61.3 $61.1 $60.8 $58.1 $57.7 $57.5 $55.9 $55.9 $55.9 % since January ‘12: (12.6%)

1/31/12 2/29/12 3/31/12 4/30/12 5/31/12 6/30/12 7/31/12 8/31/12 9/30/12 10/31/12 11/30/12 12/31/12 2/1/13 (Current)

Consensus estimates – FY14E EPS

2/21/12: FY13E EPS guided to be greater than FY12A EPS of $2.13

5/22/12: Disappointing start to new year but reaffirms FY13E EPS guidance

8/21/12: Lowers FY13E EPS guidance to $1.70

11/15/12: Reaffirms FY13E EPS guidance of at least $1.70

7/12/12: Board approved management plan

9/21/12: Revised Board reviewed management plan (not Board approved)

12/19/12: FY14 internal plan (not Board approved)

$2.00 $2.18 $2.18 $2.21 $2.03 $2.03 $2.02 $1.81 $1.79 $1.78 $1.67 $1.67 $1.66

% since January ‘12: (17.0%)

1/31/12 2/29/12 3/31/12 4/30/12 5/31/12 6/30/12 7/31/12 8/31/12 9/30/12 10/31/12 11/30/12 12/31/12 2/1/13 (Current)

FY14E consensus estimates, as of 2/1/13, are based on 33 research analysts

Source: Company filings, ThomsonOne

Note: Current consensus shown as of 2/1/13

1 Represents a normalized sequential decline of 7% in revenue (in line with historical trends) after accounting for the 14th week included in FQ1’13

SITUATION OVERVIEW

DENALI 4 J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only *Strictly Private and Confidential*

Denali historical performance versus Street consensus and Board plan

Quarterly revenue and EPS performance

		FY11				FY12				FY13		
		Q1 (Apr)	Q2 (Jul)	Q3 (Oct)	Q4 (Jan)	Q1 (Apr)	Q2 (Jul)	Q3 (Oct)	Q4 (Jan)	Q1 (Apr)	Q2 (Jul)	Q3 (Oct)
Revenue	Results vs. Street	↑	↑	↓	↓	↓	↓	↓	↑	↓	↓	↓
Revenue	Results vs. plan	↑	↑	↑	↑	↓	↓	↓	↓	↓	↓	↓
EPS	Results vs. Street	↑	↑	↑	↑	↑	↑	↑	↓	↓	↑	↓
EPS	Results vs. plan	↑	↑	↑	↑	↑	↑	↑	↑	↓	↓	↑

Source: Management estimates for Board plan; FactSet for Street consensus

SITUATION OVERVIEW
DENALI 5 J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Overview of forecasts

Illustrative analyst consensus1

Based on Wall Street analyst consensus

BCG base case

Base revenue forecast developed by BCG at the request of the Special Committee

Excludes cost take-out / restructuring initiatives

BCG restructuring case

BCG base revenue forecast plus cost take-out / restructuring initiatives

Sensitivities from 25% achievement to 75% achievement (BCG low and high range)

Cost take-out / restructuring initiative realization phased in 10% in FY14, 50% in FY15 and 100% in FY16

FY14 internal plan

FY14 budget currently in process

Part of annual budgeting cycle

Based on roll-up of various businesses

FY14 preliminary BoD plan

FY14 plan with contingencies

To be used for street guidance expected to be communicated on February 19, 2013

9/21 plan

Board reviewed long-term management plan forecasted top down and reviewed late September 2012 (not Board approved)

Based on discussions with the Special Committee and BCG, as well as the recent history of management’s failure to achieve its forecasts, we understand that the 9/21 management forecast is aspirational in nature

Source: Management estimates, BCG estimates, Wall Street research

1 For reference only

SITUATION OVERVIEW

DENALI 6 J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

9/21 management plan

Revenue ($ in billions)


CAGR FY13E–16E: 5.0%
$62.1
$57.5
$59.9
$63.2
$66.6
FY12A FY13E FY14E FY15E FY16E

% growth	(7.4%)	4.2%	5.5%	5.3%

Gross profit ($ in billions)


CAGR FY13E–16E: 6.3%
$14.2
$12.8
$13.7
$14.6
$15.3
FY12A FY13E FY14E FY15E FY16E

% margin	22.2%	22.8%	23.0%	23.0%

Operating income ($ in billions)


CAGR FY13E–16E: 9.6%
$5.1
$4.0
$4.2
$4.9
$5.3
FY12A FY13E FY14E FY15E FY16E

% margin	7.0%	7.0%	7.7%	7.9%

EPS ($ per share)


CAGR FY13E–16E: 12.5%
$2.13
$1.70
$1.84
$2.19
$2.42
FY12A FY13E FY14E FY15E FY16E

% growth	(20.2%)	8.3%	18.7%	10.7%

Developments since 9/21 management plan

- **Significant reduction in PC industry forecasts**
  - Q4 2012 PC shipments down (6.4%) YoY vs. (4.4%) forecast
  - IDC and Gartner have lowered shipment forecasts for 2012-2015 from 7.0% to 4.1% and 7.4% to 3.5%, respectively
  - Denali Q4 market share declined 10bps QoQ to 10.6%
- **Denali missed Q3 revenue and EPS estimates**
  - Revenue missed by (1.3%), down (10.7%) YoY
  - EPS missed by (2.5%), down (27.8%) YoY
- **Reduced Street expectations for FY14E**
  - Denali revenue and EPS consensus estimates declined by (3.2%) and (7.3%), respectively
- **Secular challenges persist, including extended PC refresh cycle, weak Windows 8 performance and slowdown in Windows 7 upgrades**
- **Budget shifts toward other mobile devices starting to impact PC growth in emerging markets**
- **Heightened competitive pressures**
  - Microsoft's entry into tablet market with Surface
  - Lenovo's entry into U.S. high-end PC market
- **Apple cuts component orders for the iPhone 5 due to weaker-than-expected demand**
- **IT spending below forecast in 2012 but expected to improve in 2013**
  - Gartner raised 2013 forecast to 4.2% from 3.8%

Source: Management estimates
Note: 9/21 management plan (not Board approved) does not include contingencies

SITUATION OVERVIEW
DENALI
7
J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Chronology of FY14 scenarios

Scenario / key drivers	Revenue ($bn)	GM%	Opex ($bn)	Opinc ($bn)
July strategic plan FY13 at $63bn revenue EUC 5% CAGR FY13–FY16 at [***]% GM	$66.0	23.7%	$10.0	$5.6
9/21 plan Tops down scenario Softer FY13, $57.5bn revenue Slower growth, especially EUC at (1%) Weaker margin rate, especially EUC at ([***]%) Moderated operating expense spend	59.9	22.8%	9.5	4.2
FY14 internal plan (12/19/12) Softer FY13, $56.7bn revenue Requires trajectory improvement of EUC at +3% EUC margin at [***]% vs. likely Q4 exit of ~[***]%	59.9	22.7%	9.5	4.1
FY14 preliminary BoD plan (12/19/12) Stabilized trajectory at current rate Weaker EUC margins offset by lower EUC mix Lower operating expenses Generally consistent with consensus	56.0	22.7%	9.0	3.7

Source: Management estimates

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

SITUATION OVERVIEW
DENALI 8 J.P.Morgan

Normal;H1;H2;H3;H4;H5;H6;Blockquote;Preformatted;z-Bottom of Form;z-Top of Form;S I T U A T I O N O V E R V I E W Observations on management’s revised FY14 plans FY14 plans1 vs. 9/21 plan and Street consensus ($ in billions) Key observations Source: Company filings; Management estimates for 9/21 plan, FY14 internal plan and FY14 preliminary BoD plan; Wall Street research for Street consensus 1 Internal plan and preliminary BoD plan as of 12/19/12 (not Board approved) 2 Current Street consensus as of 2/1/13 FY14 internal plan, which represents aspirational goals, is similar to the 9/21 management plan EUC revenue expected to be higher by 1.0% but gross margin lower by [***]bps Largest offset from Services revenue declining 4.1% Variance between FY14 internal plan and Street consensus has widened since September 2012 Variance for revenue and EPS was 3.8% and 1.1%, respectively, in September Denali FY14 preliminary BoD plan is close to Street consensus FY14 internal plan quarterly review FY13E 1 FY14E (4%) (8%) (11%) (12%) 1% 3% 9% 10% (27%) (15%) (31%) (22%) (9%) (8%) 19% 21% Q1A Q2A Q3A Q4E Q1E Q2E Q3E Q4E Revenue YoY growth: Significant contribution from 2H FY14 Operating income YoY growth: Management guidance on February 19th earnings likely to be $1.50-$1.60, compared to current Street consensus of $1.66 Street consensus2 9/21 plan Street consensus2 9/21 plan 1 9 [***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

BCG base forecast – segment revenue

BCG revenue base forecast vs. 9/21 plan

Segment FY13E-16E CAGR BCG forecast 9/21 plan

EUC (PC and Mobility) (6.0%) 3.0%

Enterprise (ESG) 5.1% 7.9%

S&P (3.2%) 2.7%

Services 4.7% 5.7%

Software 40.5% 52.6%

Total (1.1%) 5.0%

Source: Management estimates, BCG estimates

Key assumptions underlying BCG forecast

Expected mix shift in PC market towards lower-value segment drives decrease in profit pool

Despite modest PC unit growth, PC profit pool estimated to decrease from $36bn to $28bn

Leads to moderate decline in S&P and Support & Deployment

Moderate Denali share loss in PC markets in line with history

Assumes 3 points of share loss in PCs driven by share loss in emerging markets and value segments

Denali captures share in rapidly growing tablet market (9% in developed markets and 4.5% in emerging markets of Windows tablet market)

Aggregate tablet revenue of $1.1bn expected in FY16E

Expected revenue of non-EUC businesses to grow at underlying segment growth rates

No additional acquisitions included

SITUATION OVERVIEW

DENALI 10 J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

BCG base forecast – operating model

Revenue ($ in billions)


FY13-16E CAGR
9/21 plan: 5.0%
BCG: (1.1%)
$62.1
$56.8
$56.4
$55.5
$55.1
FY12A
FY13E
FY14E
FY15E
FY16E

% growth	*(8.4%)*	*(0.7%)*	*(1.7%)*	*(0.8%)*

Gross profit ($ in billions)


FY13-16E CAGR
9/21 plan: 6.3%
BCG: (0.6%)
$14.2
$12.8
$12.9
$12.6
$12.5
FY12A
FY13E
FY14E
FY15E
FY16E

% margin	*22.5%*	*22.8%*	*22.8%*	*22.8%*

Operating income ($ in billions)


FY13-16E CAGR
9/21 plan: 9.6%
BCG: (6.2%)
$5.1
$3.9
$3.4
$3.3
$3.2
FY12A
FY13E
FY14E
FY15E
FY16E

% margin	*6.8%*	*5.9%*	*5.9%*	*5.8%*

EPS ($ per share)


FY13-16E CAGR
9/21 plan: 12.5%
BCG: (4.6%)
$2.13
$1.64
$1.46
$1.45
$1.42
FY12A
FY13E
FY14E
FY15E
FY16E

% growth	*(23.3%)*	*(10.7%)*	*(0.7%)*	*(2.1%)*

Source: BCG estimates

Key BCG assumptions and observations

- **Revenue forecasts similar to analyst consensus**
- **Declines in EUC gross margin % driven by mix-shift towards value segments and ASP declines**
- **Base case excludes incremental operating / productivity improvement**
  - R&D is based on 9/21 plan
  - Sales and other opex % assumed constant at FY12 levels
- **Working capital assumptions do not factor in other adjustments, including financing receivables**

BCG case and BCG restructuring case used BCG estimates through operating income and management estimates for interest expense, tax rate, projected share count and other cash flow assumptions

SITUATION OVERVIEW
DENALI 11 J.P.Morgan

DRAFT
Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

BCG restructuring case – productivity cost take-out initiatives

$ in billions

	Attainment %	Attainment $	Denali (FY16E)	Benchmarking (FY14E)
% phasing (run-rate):			*100%*	
Implied EUC operating margin[1]	0%	$0.0	*5.0%*	acer *1.1%*; lenovo *2.5%*; ASUS *5.2%*
	25%	$0.5	*6.7%*	
	75%	$1.6	*10.0%*	
Implied consolidated operating margin	0%	$0.0	*5.8%*	CSC *4.6%*
	25%	$0.8	*7.3%*	HP *8.2%*
	75%	$2.5	*10.3%*	xerox *9.1%*
9/21 plan			*7.9%*	*NA*
Consensus			*NA*	*6.7%*
Denali 5-year historical peak			*8.3%*	*NA*

Source: Management estimates, BCG estimates, Wall Street research
[1] Includes Desktops, Notebooks, Tablets, attached S&P and Support & Deployment. Excludes stock-based compensation expense

Key BCG assumptions and observations

- **$3.3bn at 100% attainment**
  - [***]
  - [***]
- **Assumes phasing of 10% in FY14, 50% in FY15 and 100% in FY16**
- **Considerations around up-front costs to achieve and management execution**
- **Excludes the other identified management initiatives**
  - Potential sales force efficiency overlap with productivity initiatives
  - Maintain / grow core share
- **Does not capture potential reinvestment in the business, COGS savings pass-through to customers and potential disruption to business**

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

SITUATION OVERVIEW
DENALI
12
J.P.Morgan

DRAFT
Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Comparison of financial forecast cases

FY14E

Revenue ($bn)


$55.9
$56.4
$56.4
$56.4
$59.9
$56.0
Illustrative consensus[1]
BCG base
BCG 25%
BCG 75%
FY14 internal plan
FY14 prelim. BoD plan

y/y growth	(1.5%)	(0.7%)	(0.7%)	(0.7%)	5.6%	(1.3%)

Operating income ($bn)


$3.7
$3.4
$3.4
$3.6
$4.1
$3.7
Illustrative consensus[1]
BCG base
BCG 25%[3]
BCG 75%[3]
FY14 internal plan
FY14 prelim. BoD plan

Margin	6.7%	5.9%	6.1%	6.4%	6.8%	6.6%

EPS


$1.66
$1.46
$1.50
$1.58
$1.76
$1.59
Illustrative consensus[1]
BCG base
BCG 25%[3]
BCG 75%[3]
FY14 internal plan
FY14 prelim. BoD plan

y/y growth	(2.9%)	(10.7%)	(8.4%)	(3.6%)	3.5%	(6.6%)

FY16E

Revenue ($bn)


$55.1
$55.1
$55.1
$66.6
BCG base
BCG 25%
BCG 75%
9/21 plan[2]

13–16E CAGR	(1.1%)	(1.1%)	(1.1%)	5.0%

Operating income ($bn)


$3.2
$4.0
$5.7
$5.3
BCG base
BCG 25%[3]
BCG 75%[3]
9/21 plan[2]

Margin	5.8%	7.3%	10.3%	7.9%

EPS


$1.42
$1.82
$2.62
$2.42
BCG base
BCG 25%[3]
BCG 75%[3]
9/21 plan[2]

13–16E CAGR	(4.6%)	3.6%	17.0%	12.5%

Source: Management estimates, BCG estimates, Wall Street research
Note: Denali is currently covered by 33 research analysts; analysts have updated their forecast models post the Q3 earnings call
[1] Consensus based on mean of Street estimates as of 2/1/13; for reference only
[2] Based on management's revised financial plan as of 9/21/12. Post formation of the 9/21 management plan, management has reduced FY13E share repurchases from $1,100mm to $724mm. No changes to subsequent periods
[3] Cost take-out / restructuring initiative realization phased in 10% in FY14, 50% in FY15 and 100% in FY16

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J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Agenda

Page

Situation overview 1

Transaction overview and valuation analysis 14

Appendix 21

PRESENTATION TO THE DENALI BOARD OF DIRECTORS

DENALI 14 J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Summary of Salamander's proposal

$ in millions, except per share data

		Pre-GS report (11/30/12)	Unaffected (1/11/13)	Current	Salamander offer
Price		**$9.64**	**$10.88**	**$13.63**	**$13.65**[3]
Offer price premium / (discount) to:					
Current stock price of $13.63		(29%)	(20%)	0%	0%
Unaffected stock price of $10.88		(11%)	0%	25%	25%
Pre-GS report price of $9.64		0%	13%	41%	42%
3-month average of $9.95[1]		(3%)	9%	37%	37%
6-month average of $10.55[1]		(9%)	3%	29%	29%
Equity value		**$17,200**	**$19,427**	**$24,370**	**$24,406**
Enterprise value		**$12,054**	**$14,281**	**$19,224**	**$19,260**
Unaffected absolute premium		($2,227)	$0	$4,943	$4,979
Unaffected premium to enterprise value		**(16%)**	**0%**	**35%**	**35%**
Pre-GS report absolute premium		$0	$2,227	$7,170	$7,206
Pre-GS report premium to enterprise value		**0%**	**18%**	**59%**	**60%**
EV/EBITDA	EBITDA				
FY14E int. plan	$4,661	2.6x	3.1x	4.1x	4.1x
FY14E prelim. BoD plan	$4,286	2.8x	3.3x	4.5x	4.5x
EV/EBITDA (cash adjusted)[2]					
FY14E int. plan	$4,661	3.5x	4.0x	5.1x	5.1x
FY14E prelim. BoD plan	$4,286	3.8x	4.4x	5.5x	5.5x
P/E	EPS				
FY14E int. plan	$1.76	5.5x	6.2x	7.7x	7.8x
FY14E prelim. BoD plan	$1.59	6.1x	6.8x	8.6x	8.6x

Source: Company filings, management estimates, FactSet; market data as of 2/1/13
[1] Based on unaffected date of 1/11/13
[2] Enterprise value adjusted for repatriation of foreign cash, assuming a friction cost of 35%
[3] $13.65 in cash with quarterly dividends of $0.08 per share through closing

TRANSACTION OVERVIEW AND VALUATION ANALYSIS
DENALI 15 J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Illustrative sources and uses at $13.65 per share

$ in millions

Sources Amount

Rolled existing IG notes $3,990

Structured financing debt $2,660

ABL revolver (c. $2B Capacity) $500

New CLO $1,500

New Term Loan B $4,000

1st Lien Secured Notes $2,000

2nd Lien Secured Notes $1,250

Mallard Subordinated Notes $2,000

Total debt $17,900

Founding shareholder roll @ $13.36 $3,653

Founding shareholder new equity (tranche 1) $500

Founding shareholder new equity (tranche 2) $250

New Salamander / co-investor equity $1,400

Total equity $5,803

Total cash sources $23,703

$ in millions

Uses Amount

Equity value (Incl. vested RSUs / ITM options)1 $23,997

Balance sheet cash / investments at close ($13,482)

Restricted cash $1,800

Cash needed for working capital at close $3,200

Excess cash left on balance sheet $685

Cash ($7,797)

Existing IG notes $5,390

Existing structured financing debt $1,401

Existing commercial paper $71

Existing debt $6,862

Conservative estimate of deal fees & expenses $640

Total cash uses $23,703

Source: Salamander analysis

1 Excludes unvested RSUs and PBUs and difference between purchase price per share and founding shareholder equity roll per share

DENALI 16 J.P.Morgan

TRANSACTION OVERVIEW AND VALUATION ANALYSIS

DRAFT Preliminary Analysis – For Discussion Purposes Only *Strictly Private and Confidential*

Denali's operating metrics

Select operating metrics

Segment	Company	CY11A rev. growth[1]	CY12E rev. growth[1]	CY13E rev. growth[1]	CY13E EBIT mgn.	CY12-14E EPS CAGR
	Denali (Street)	(0.1)%	(11.0)%	(4.1)%	6.7%	(1.4)%
	hp	(0.4)%	(6.8)%	(5.8)%	8.2%	(6.3)%
EUC	ASUS	(10.9)%	9.3%	15.4%	5.2%	7.5%
EUC	lenovo	35.5%	20.0%	11.1%	2.5%	21.1%
EUC	acer	(24.4)%	(9.5)%	0.7%	1.1%	nm
EUC	**Median**	**(10.9)%**	**9.3%**	**11.1%**	**2.5%**	**14.3%**
S&P	Insight	9.9%	0.0%	1.8%	3.1%	5.3%
S&P	AVNET	9.7%	(4.8)%	1.2%	3.2%	7.7%
S&P	Tech Data[2]	8.7%	(5.3)%	0.6%	1.2%	13.7%
S&P	Ingram Micro[3]	5.0%	0.1%	(0.7)%	1.4%	24.1%
S&P	**Median**	**9.2%**	**(2.4)%**	**0.9%**	**2.3%**	**10.7%**
Enterprise	Microsoft	7.7%	5.5%	8.2%	37.4%	13.2%
Enterprise	EMC[2]	16.0%	8.2%	8.1%	21.6%	17.1%
Enterprise	NetApp	13.3%	2.6%	6.5%	11.1%	29.3%
Enterprise	ORACLE	18.6%	1.2%	4.5%	46.6%	11.0%
Enterprise	CISCO	5.4%	4.3%	4.5%	25.7%	11.7%
Enterprise	IBM	6.8%	(2.4)%	1.4%	22.6%	10.0%
Enterprise	**Median**	**10.5%**	**3.4%**	**5.5%**	**24.1%**	**12.4%**
Services	WIPRO	18.5%	17.8%	11.3%	16.8%	10.7%
Services	xerox	(0.6)%	(1.0)%	0.8%	9.1%	7.7%
Services	CSC	(1.0)%	(3.2)%	(1.6)%	4.6%	10.7%
Services	**Median**	**(0.6)%**	**(1.0)%**	**0.8%**	**9.1%**	**10.7%**
Software	bmcsoftware	5.8%	3.1%	3.8%	27.6%	24.3%
Software	symantec.	5.6%	3.8%	1.8%	23.4%	16.3%
Software	ca	7.0%	(0.8)%	(0.3)%	32.2%	5.9%
Software	**Median**	**5.8%**	**3.1%**	**1.8%**	**27.6%**	**16.3%**

Source: Company filings, Wall Street research, FactSet; market data as of 2/1/13
Note: Companies sorted by CY2012 – 13E organic revenue growth in descending order; Denali January FYE shown as calendar year; medians exclude Denali and HP; EBIT and EPS include stock-based comp expense but exclude non-recurring items; Insight CY11–13 EPS CAGR shown
[1] Represents organic growth; [2] Tech Data CY13E EBIT margin not pro-forma for acquisition of select distribution companies from SDG; [3] Ingram Micro CY13E EBIT margin pro-forma for acquisition of Brightpoint

TRANSACTION OVERVIEW AND VALUATION ANALYSIS
DENALI 17 J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Current trading dynamics

EUC

S&P

Enterprise

Services

Software

Denali (Street) 2

hp

ASUS

lenovo

acer

Insight

AVNET

Tech Data2

INGRAM3

MICRO

Microsoft

EMC2

NetApp

ORACLE

CISCO

IBM

WIPRO

xerox

CSC

bmcsoftware

symantec

ca

CY13E EV/EBITDA

3.3x

3.7x

6.0x

6.9x

7.8x

Median: 6.9x

4.2x

6.5x

5.0x

4.7x

Median: 4.8x

5.4x

8.2x

8.7x

8.7x

6.1x

9.0x

Median: 8.4x

10.1x

5.5x

4.1x

Median: 5.5x

7.6x

6.5x

5.4x

Median: 6.5x

Cash adj. CY13E EV/EBITDA1

4.3x

4.0x

6.0x

6.9x

7.8x

Median: 6.9x

4.4x

6.5x

5.3x

4.7x

Median: 5.0x

5.6x

8.8x

9.6x

9.1x

7.0x

9.1x

Median: 8.9x

10.1x

5.5x

4.3x

Median: 5.5x

7.8x

6.9x

5.6x

Median: 6.9x

CY13E P / E

6.6x

4.9x

11.0x

15.5x

25.0x

Median: 15.5x

8.9x

9.5x

9.1x

7.7x

Median: 9.0x

9.3x

14.5x

20.5x

12.7x

11.0x

12.2x

Median: 12.5x

14.3x

7.2x

15.9x

Median: 14.3x

13.7x

13.3x

10.9x

Median: 13.3x

3-year NTM5 EV/EBITDA

15.0x

12.0x

9.0x

6.0x

3.0x

0.0x

2/1/10

9/8/10

4/15/11

11/20/11

6/26/12

2/1/13

Denali

HP

EUC

Enterprise

Denali

HP

EUC Enterprise

Current 2

3.3x

3.7x

7.4x

6.7x

Pre-GS report 6

2.7x

3.2x

6.6x

6.3x

1-year avg.

3.4x

3.9x

6.0x

6.7x

2-year avg.

3.6x

4.1x

6.3x

7.1x

3-year avg.

3.9x

4.7x

6.5x

7.6x

7.4x

6.7x

3.7x

3.3x

3-year NTM5 P/E

Denali

HP

EUC

Enterprise

S&P500

Current 2

6.6x

4.9x

12.2x

12.0x

13.0x

Pre-GS report 6

5.8x

3.8x

11.7x

11.3x

12.1x

1-year avg.

6.6x

4.9x

11.4x

11.9x

12.6x

2-year avg.

7.4x

5.8x

11.1x

12.5x

12.3x

3-year avg.

8.4x

7.0x

11.2x

13.2x

12.6x

Source: Company filings, Wall Street research, FactSet; market data as of 2/1/13

Note: Denali January FYE shown as calendar year; Companies sorted by CY2012–13E organic revenue growth in descending order; EBITDA and EPS include stock-based comp expense but exclude non-recurring items

1 Enterprise value adjusted for repatriation of foreign cash, assuming a friction cost of 35%; 2 Denali multiples shown at stock price of $10.88 as of 1/11/13, unaffected before transaction rumors; 3 Tech Data not pro-forma for acquisition of select distribution companies from SDG; 4 Ingram Micro pro-forma for acquisition of Brightpoint; 5 NTM defined as next twelve months; 6 Pre-GS report as of 11/30/12

TRANSACTION OVERVIEW AND VALUATION ANALYSIS

DENALI

J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Denali valuation observations – market-based approach

Implied value per share

$27.00

$25.00

$23.00

$21.00

$19.00

$17.00

$15.00

$13.00

$11.00

$9.00

$7.00

$5.00

$18.32

$8.86

$16.25

$11.25

$17.25

$12.00

$16.00

$11.25

$15.00

$10.50

$17.25

$12.00

$22.50

$15.25

$16.50

$8.25

$17.50

$8.75

$16.00

$8.00

$14.50

$7.25

$18.00

$9.00

$26.00

$13.00

Salamander offer: $13.65

Current 2/1: $13.63

Unaffected 1/11: $10.88

Pre-GS report 11/30: $9.64

52-week trading range1

Illustrative consensus1

FY14 int. plan

FY14 prelim. BoD plan

BCG

Base

25%2

75%2

Illustrative consensus1

FY14 int. plan

FY14 prelim. BoD plan

BCG

Base

25%2

75%2

EV / EBITDA3

P / E

3.5–5.5x FY14E

5.0–10.0x FY14E

Source: Management estimates, BCG estimates, Wall Street research, FactSet; market data as of 2/1/13

Note: All values rounded to nearest $0.25, except 52-week trading range

1 For reference only

2 Assumes FY14E revenue and run-rate FY16E EBITDA margin

3 Assumes $50mm-$150mm potential leakage from cash on balance sheet

TRANSACTION OVERVIEW AND VALUATION ANALYSIS

DENALI

J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Denali valuation observations – discounted cash flow approach

Implied value per share

$27.00 $25.00 $23.00 $21.00 $19.00 $17.00 $15.00 $13.00 $11.00 $9.00 $7.00 $5.00

$16.00 $11.50 $14.25 $10.50 $16.50 $12.00 $21.25 $15.00 $21.75 $15.50

Salamander offer: $13.65

Current 2/1: $13.63

Unaffected 1/11: $10.88

Pre-GS report 11/30: $9.64

Illustrative consensus1

BCG

Base

25% restructuring

75% restructuring

9/21 plan2

Discount rate: 9.5%-13.5%

1-yr fwd EBITDA exit multiple: 3.5x-5.5x

Source: Management estimates, BCG estimates, Wall Street research, FactSet; market data as of 2/1/13

Note: All values rounded to nearest $0.25; Values reflect $50mm-$150mm potential leakage from cash on balance sheet

1 For reference only

2 Based on discussions with the Special Committee and BCG, as well as the recent history of management’s failure to achieve its forecasts, we understand that the 9/21 management forecast is aspirational in nature

DENALI 20 J.P.Morgan

TRANSACTION OVERVIEW AND VALUATION ANALYSIS

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Agenda

Page

Situation overview 1

Transaction overview and valuation analysis 14

Appendix 21

DENALI 21 J.P.Morgan

PRESENTATION TO THE DENALI BOARD OF DIRECTORS

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Precedent domestic premiums analysis – 2009 to Q4 2012

1-day premium for domestic M&A >$1bn since 20091

(433 transactions)

Salamander offer at $13.65:

Pre-GS report 11/30: 42% (EV premium: 60%)

37%

Unaffected 1/11: 25%

23%

28%

(EV premium: 35%)

11%

Top quart.

Median

Mean

Bottom quart.

1-day premium for domestic M&A >$10bn since 20091

(24 transactions)

55%

Salamander offer at $13.65:

Pre-GS report 11/30: 42% (EV premium: 60%)

30%

Unaffected 1/11: 25%

28%

(EV premium: 35%)

13%

Top quart.

Median

Mean

Bottom quart.

1-day premium for domestic LBOs >$1bn since 20091

(35 transactions)

Salamander offer at $13.65:

Pre-GS report 11/30: 42%

(EV premium: 60%)

35%

27%

23%

Unaffected 1/11: 25%

(EV premium: 35%)

8%

Top quart.

Median

Mean

Bottom quart.

1-day premium for 5 largest domestic LBOs since 2009

Premiums

Mean

Median

Salamander offer at $13.65:

Pre-GS report 11/30: 42%

50%

5 largest LBOs since 2009

35%

36%

43%

36%

(EV premium: 60%)

31%

Unaffected 1/11: 25%

(EV premium: 35%)

17%

Target

Ims

Burger king

Commscope

Delmonte

kci

Date

11/5/09

9/2/10

10/25/10

11/18/10

7/3/11

Size ($bn)

$5.8

$4.3

$4.3

$5.7

$6.4

Source: Company filings, Dealogic, Pitchbook, FactSet

Note: Data as of Q4 2012; Salamander’s unaffected premium based on 1/11/13 closing share price of $10.88 and pre-GS report premium based on 11/30/12 closing share price of $9.64

1 May not reflect unaffected premiums

APPENDIX

DENALI

J.P.Morgan

DRAFT Preliminary Analysis – For Discussion Purposes Only Strictly Private and Confidential

Premia for the five largest domestic LBOs – 2000 to Q4 2012

Salamander offer at $13.65:

Premiums

Mean

Median

5 largest LBOs since 2000

27%

24%

Pre-GS report 11/30: 42%

(EV premium: 60%)

36%

35%

24%

Unaffected 1/11: 25%

(EV premium: 35%)

23%

18%

Target

Harrahs

First Data

TXU energy

Alltel wireless

HCA

Hospital Corporation of America

Date

9/30/06

3/30/07

8/9/07

5/19/07

7/24/06

Transaction size ($bn)

$21.7

$29.7

$43.5

$28.6

$33.1

Source: Company filings, Dealogic, Pitchbook, FactSet

Note: Salamander’s unaffected premium based on 1/11/13 closing share price of $10.88 and pre-GS report premium based on 11/30/12 closing share price of $9.64

APPENDIX

DENALI

J.P.Morgan